Exhibit (b)(2)

                   TAX-EXEMPT CA MONEY MARKET FUND

         On November 29, 2000, the Board of Trustees of Tax-Exempt CA Money Market Fund, (the "Fund"), a Massachusetts business trust, adopted the following resolution amending the By-Laws of the Fund to read as follows:

                  RESOLVED, that, pursuant to Section 12 of the By-Laws of the Fund, Section 2.3 of the Fund's By-Laws shall be amended to read as follows (additions are underlined and deletions are
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                  [struck out]):

                  Section 2.3. Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by [leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust] sending such notice by postal
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                  mail,  postage prepaid,  by electronic mail, by posting on the
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                  internet with notice by postal mail or electronic  mail, or by
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                  any other  electronic  method  of  document  transfer  to each
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                  Shareholder  at his address or other  designated  destination,
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                  including,  but  not  limited  to,  the  Shareholder's  postal
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                  mailing or e-mail address,  as recorded on the register of the
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                  Trust..  Such  notice  shall be given by the  Secretary  or an
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                  Assistant  Secretary  or  by  an  officer  designated  by  the
                  Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

                  FURTHER RESOLVED, that, pursuant to Section 12 of the By-Laws of the Fund, Section 2 is hereby amended by adding the following Section 2.6:

                  Section 6. Proxy Instructions Transmitted by Telephonic or
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                  Electronic Means. The placing of a Shareholder's name on a
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                  proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.


IN WITNESS WHEREOF, I hereunto set my hand and seal of the Fund on this 30th day of November, 2000.


                                       /s/ Maureen E. Kane
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                                       Maureen E. Kane, Assistant Secretary